Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Chem International, Inc.



            We hereby consent to incorporation by reference in the Registration Statement of Form S-8 of Chem International, Inc. and Subsidiaries of our report dated September 10, 1997, relating to the consolidated financial statements of Chem International, Inc. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended June 30, 1997.
            We also consent to the reference to our firm under the caption "Experts" in the Form S-8.



                                          MOORE STEPHENS, P. C.
                                       Certified Public Accountants.

Cranford, New Jersey
October 9, 1997




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